                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PACIFIC GATEWAY EXCHANGE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      [LOGO OF PACIFIC GATEWAY EXCHANGE]

Dear Stockholders:

  Enclosed please find Pacific Gateway Exchange's Annual Report on Form 10-K for the year ended December 31, 1996, along with the Company's Proxy Statement for the 1997 Annual Meeting.

  We have just finished a momentous year for the Company. In July, 1996 we completed our initial public offering, including the sale of approximately 9.5% of the Company's outstanding common stock to Kokusai Denshin Denwa ("KDD"), the leading international telecommunications carrier based in Japan. The Company's stock is now traded on the NASDAQ National Market under the symbol "PGEX".

  In addition to becoming a public company, we also set record revenues and net income for the year ended December 31, 1996. Revenues for the year ended December 31, 1996 were $162 million, 113% over last year. Net income for this same period was $5.8 million, more than 220% from the same period last year. Net income per share for the year increased to $0.35 in 1996 compared to $0.12 in 1995. This growth is particularly exciting as it was achieved solely as a result of the Company's internal expansion and not from acquisition.

  The estimated return traffic revenue backlog increased 16% to $13.7 million at December 31, 1996 from $11.8 million at September 30, 1996, representing an increase of $1.9 million. Estimated return traffic revenue backlog represents the Company's best estimate of the revenue to be received during the next six months from its foreign partners in reciprocation for the traffic Pacific Gateway Exchange has delivered to its foreign partners during the period.

  The Company expanded its investment in undersea fiber optic cables and switches to over $27 million by the end of 1996. The Company expects to significantly increase the investment in these facilities during 1997 by purchasing cable facilities to new markets and expanding facilities with existing carriers.

These results affirm Pacific Gateway Exchange's operating strategy which has the following elements that will carry the Company forward:

  .secure additional operating agreements with foreign carriers, particularly in fast-growing markets in Asia, the Pacific Rim, Eastern Europe and Latin America;

  .expand and enhance global network facilities;

  .pursue strategic alliances, joint ventures and acquisitions to increase both overseas-originated and U.S.-originated traffic;

  .broaden the offering of higher margin value-added products and services;

  .leverage its existing network facilities through targeted direct marketing of international services to retail markets located around our switching facilities; and

  .maintain efficient, low-cost operations.

Based on our 1996 results, we are convinced that this strategy combined with leveraging the existing network with more value-added products and services will enable us to expand to reach new emerging and liberalized markets, as well as to become more efficient in our existing markets.

  Pacific Gateway Exchange has operating agreements with 30 foreign carriers in 24 countries around the world and is currently negotiating operating agreements with several prospective foreign partners. The Company has expanded its direct service to Germany, South Korea, Malaysia, Hong Kong, Taiwan, Vietnam, Thailand and Indonesia. We have also begun service using the Dallas switch which gives us greater access to the U.S. and Latin American markets.

  In 1996, the Company obtained an international facilities license and an international simple resale license through its wholly owned subsidiary in the United Kingdom. These licenses place the Company in a position to market service in both the United Kingdom and the United States and to gain more efficient access to other European markets as these fully open. The United Kingdom is one of the largest international markets and we believe it will become a significant revenue base for Pacific Gateway. Leveraging on our existing base of international agreements, the Company is positioning itself to be an international carrier in offshore markets for both termination and origination.

  In July 1996, the Company and KDD entered into a seven-year cooperation agreement that contemplates joint projects in the communication field, including joint product development in new services, such as video teleconferencing, imaging and Internet services together with related technical support and assistance; joint marketing arrangements to promote small and medium-size business and retail and ethnic marketing programs; continuing exchange of traffic; and assistance by KDD to the Company with respect to the Company's business in Asia. The Company is excited about its agreement with KDD and intends to develop other international alliances and equity investments in anticipation of the liberalization in foreign markets. We are currently developing plans with other strong telecommunication operators in Europe and Latin America.

  Pacific Gateway Exchange is poised to capitalize on the FCC's recently announced policy allowing telecommunication carriers, such as the Company, to deviate in most open markets from the rules that have effectively kept U.S.- based international telecommunication companies from negotiating lower rates for completing overseas calls. The Company also anticipates opportunity for growth arising from the global agreement on telecommunications which has been signed by over 60 countries under the auspices of the World Trade Organization. The Company expects the pact to open the global telecommunication market to greater competition, in which the Company hopes to participate. International services need to be marketed at both ends of the circuit and as these foreign markets open, Pacific Gateway expects to have infrastructure in place.

  The Company is very pleased with its 1996 performance, as the fifth largest U.S. facilities-based international telecommunications carrier. We are committed to work diligently to build an even brighter future. We have assembled a strong management team with many years of international experience to accomplish that goal. We thank you, our stockholders, for your support in our first year as a public company.

                                    LOGO

                                    Howard A. Neckowitz, Chairman, President and Chief Executive Officer

                      [LOGO OF PACIFIC GATEWAY EXCHANGE]

                         PACIFIC GATEWAY EXCHANGE, INC.
                        533 AIRPORT BOULEVARD, SUITE 505
                          BURLINGAME, CALIFORNIA 94010
                                 (415) 375-6700

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Pacific Gateway Exchange, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 16, 1997, at 10:00 a.m., Burlingame, California time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

  (1) To elect five persons to the Company's Board of Directors;

  (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from Twenty-Five Million (25,000,000) shares to Fifty Million (50,000,000) shares and to increase the number of authorized shares of Preferred Stock from One Million (1,000,000) shares to Five Million (5,000,000) shares;

  (3) To approve an amendment to the Company's Certificate of Incorporation to provide for the division of the Board of Directors into classes of directors with staggered terms;

  (4) To approve an amendment to the Company's Certificate of Incorporation to require all stockholder action be taken at a meeting of stockholders;

  (5) To approve the Company's Long-Term Incentive Plan;

  (6) To approve the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997; and

  (7) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 27, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A proxy statement with respect to the Annual Meeting accompanies and forms a part of this Notice. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission also accompanies this Notice.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Howard A. Neckowitz
                                          Howard A. Neckowitz, Chairman,
                                          President and Chief Executive
                                          Officer

Burlingame, California
April 21, 1997

                                     LOGO

                        PACIFIC GATEWAY EXCHANGE, INC.
                       533 AIRPORT BOULEVARD, SUITE 505
                         BURLINGAME, CALIFORNIA 94010
                                (415) 375-6700

                               ----------------

                             1997 PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pacific Gateway Exchange, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 16, 1997, beginning at 10:00 a.m., Burlingame, California time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being mailed to stockholders is April 21, 1997.

                         VOTING RIGHTS AND PROCEDURES

  The Company's common stock, $.0001 par value per share (the "Common Stock"), is the only issued and outstanding class of stock. At the close of business on March 27, 1997, the Company had outstanding 18,896,490 shares of Common Stock (each, a "Share"). Each Share entitles the holder thereof to one vote on each matter submitted to a vote of stockholders. Only holders of record of the Common Stock on March 27, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

  Shares represented by an effective proxy given by a stockholder will be voted as directed by the stockholder. A stockholder who submits a proxy on the accompanying form has the right to revoke it at any time prior to its use by
(i) delivering a written notice to the Secretary of the Company, (ii) executing a later-dated proxy or (iii) attending the Annual Meeting and voting in person. However, such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. The form of proxy provides a space for stockholders to withhold their vote for any proposal. Stockholders are urged to indicate their vote on each matter in the space provided. If a properly executed proxy form is returned to the Company and no space is marked, it will be voted at the meeting by the persons therein named as proxies as follows: (1) FOR the election of the directors recommended by the Board of Directors, (2) FOR an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from Twenty-Five Million (25,000,000) shares to Fifty Million (50,000,000) shares and to increase the number of authorized shares of Preferred Stock from One Million (1,000,000) to Five Million (5,000,000) shares, (3) FOR an amendment to the Company's Certificate of Incorporation to provide for the division of the Board of Directors into classes of directors with staggered terms, (4) FOR an amendment to the Company's Certificate of Incorporation to require all stockholder action be taken at a meeting of stockholders; (5) FOR approval of the Company's Long-Term Incentive Plan, (6) FOR the selection of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent auditors for the fiscal year ending on December 31, 1997, and (7) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card. A return addressed envelope is enclosed for your convenience.

  A majority of the outstanding Shares entitled to vote, represented either in person or by proxy, will constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and voting for the election of directors, provided a quorum is present. Stockholders are not allowed to cumulate their votes in the election of directors. Approval of each proposed amendment to the Company's Certificate of Incorporation will require an affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at the Annual Meeting. Approval of the proposed Long-Term Incentive Plan and the selection of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending on December 31, 1997 will require an affirmative vote of the holders of a majority of the Shares present or represented at the Annual Meeting and voting on such proposal, provided a quorum is present.

  In all cases, abstentions will be treated as Shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum. Accordingly, abstentions will have no effect on the outcome of the election of directors, but will have the same effect as voting against the proposals to amend the Company's Certificate of Incorporation, to adopt the Long-Term Incentive Plan and to approve the selection of Coopers & Lybrand as the Company's independent auditors.

  In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called "broker non-votes"), those Shares will be treated as present or represented for purposes of determining the presence of a quorum, but will not be treated as present or represented and entitled to vote for purposes of determining the number of votes necessary for the approval of any matter on which they do not have discretionary authority to vote. Accordingly, broker non-votes will have no effect on the number of votes necessary to elect directors, to approve the selection of Coopers & Lybrand or to approve the Long-Term Incentive Plan. Broker non-votes will have the same effect as a vote against the proposals to amend the Company's Certificate of Incorporation.

  In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting and such election inspectors will determine whether or not a quorum is present.

  The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The fee to be paid to such firm for such services will be borne by the Company and is not expected to exceed $600 plus reasonable expenses.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Board of Directors consists of five persons. If the proposal to amend the Company's Certificate of Incorporation to provide for the division of the Board into classes of directors with staggered terms is adopted, the Board elected at the Annual Meeting will be divided into three classes and two directors will be elected for a term expiring at the 1998 annual meeting, two directors will be elected for a term expiring at the 1999 annual meeting and one director will be elected for a term expiring at the 2000 annual meeting. Specifically, if the directors are divided into classes through the adoption of the proposed amendment Charles M. Dalfen and Barry J. Volante (Class I directors) are nominated for a term expiring at the 1998 annual meeting, Gail E. Granton and James J. Junewicz (Class II directors) are nominated for a term expiring at the 1999 annual meeting and Howard A. Neckowitz (Class III director) is nominated for a term expiring at the 2000 annual meeting and, in each case, until his or her successor is elected or qualified. If the proposed amendment to the Company's Certificate of Incorporation to stagger the terms of the directors is not adopted, all five directors will be elected for a one-year term expiring at the 1998 annual meeting.

  The five nominees for whom the enclosed proxy is intended to be voted are set forth below. All nominees are now serving as directors of the Company, except for Mr. Volante. Each of these nominees has indicated his or her willingness to serve if elected, and the Board of Directors has no reason to believe that any of these nominees will be unavailable for election, but if such a situation should arise, the proxy will be voted in accordance with the best judgment of the proxyholder for such person or persons as may be designated by the Board, unless the stockholder has directed otherwise.

          NAME                      AGE                 POSITION(S)
          ----                      ---                 ----------
   Howard A. Neckowitz.............  43 Chairman, President, Chief Executive
                                        Officer and Director
   Gail E. Granton.................  41 Executive Vice President, International
                                        Business Development, Secretary and
                                        Director
   Charles M. Dalfen...............  54 Director
   James J. Junewicz...............  46 Director
   Barry J. Volante................  62 Director-Nominee

  Howard A. Neckowitz has served as President, Chief Executive Officer and Chairman of the Board of the Company since its inception in August 1991. Mr. Neckowitz previously served as a consultant to major U.S. and overseas telecommunications companies with respect to valuation and due diligence processes for the acquisition of ongoing foreign telecommunications operations and the start-up of competitive carrier operations for international, long distance, local and cellular operations in various countries. Prior to his consulting experience, Mr. Neckowitz served from 1982 to 1986 as Director, International Services, at GTE Sprint, where he founded and developed GTE Sprint's international services operation. In this position he was responsible for feasibility analyses supporting GTE Sprint's entrance into the international switch service market. From 1977 to 1982, Mr. Neckowitz worked at AT&T in its Overseas Department.

  Gail E. Granton has served as Executive Vice President, International Business Development, Secretary and a member of the Board of Directors of the Company since its inception in August 1991. From August 1991 to August 1996, she served as Chief Financial Officer of the Company. From 1986 to August 1991, Ms. Granton served as a consultant to major U.S. and overseas telecommunications companies, focusing on the valuation and due diligence process for the acquisition of ongoing foreign telecommunication operations and the start-up of competitive carrier operations for international, long distance, local and cellular operation in various countries. From 1982 to 1986, Ms. Granton worked in the International Department of GTE Sprint as a Manager, International Business Development, reporting to Mr. Neckowitz.

  Charles M. Dalfen has served as a member of the Board of Directors since December 1996. He has been the President of Dalfen Associates, a consulting firm specializing in telecommunications regulation, since 1982. Prior to that, Mr. Dalfen served from 1976 to 1980 as a Vice Chairman of the Canadian Radio-television and Telecommunications Commission ("CRTC").

  James J. Junewicz has served as a member of the Board of Directors since December 1996. He has been a partner of the law firm of Mayer, Brown & Platt in Chicago, Illinois since 1987. Mayer, Brown & Platt currently serves as corporate counsel for the Company. Prior to joining Mayer, Brown & Platt in 1984, he served as Assistant General Counsel of the United States Securities and Exchange Commission in Washington, D.C.

  Barry J. Volante has served as Vice President--Telecommunications Finance of General Electric Capital Corporation ("GECC") since 1994. From 1985 to 1994, Mr. Volante served as Manager, Telecommunications Planning Corporation Information Technology of General Electric Company. From 1983 to 1985, Mr. Volante was self-employed as an independent telecommunications consultant advising foreign and domestic clients on telecommunications infrastructure projects.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

  The Board has two standing committees: the Compensation Committee and the Audit Committee. The Board does not have a Nominating Committee or any committee performing similar functions. During the fiscal year ended December 31, 1996 ("fiscal 1996"), the Board met twice and on four occasions, acted by unanimous written consent. In 1996, the Audit Committee did not meet. Prior to December 16, 1996, the entire Board of Directors fulfilled the functions of the Compensation Committee. On December 16, 1996, the Board formed a Compensation Committee consisting of Mr. Neckowitz, Ms. Granton, Mr. Jensen and Mr. Dalfen. Although the Compensation Committee did not meet in 1996, the full Board of Directors met twice and acted by written consent four times. During fiscal 1996, all directors attended at least 75% of the aggregate of such meetings of the Board of Directors and the committees of the Board of which they were a member (or of such meetings during such director's tenure on the Board of Directors).

  Mr. Neckowitz, Ms. Granton, Mr. Jensen and Mr. Dalfen are the current members of the Compensation Committee. Mr. Dalfen acts as chairman of the Compensation Committee. Mr. Jensen has declined to stand for re-election to the Board of Directors. The Compensation Committee generally establishes the salaries, benefits and overall compensation of the officers and employees of the Company, administers any employee benefit plans of the Company and periodically grants options and other equity-based awards to employees, directors or other individuals providing services to the Company.

  Messrs. Charles Dalfen, Ronald Jensen and James Junewicz are the current members of the Audit Committee. Mr. Jensen has acted as chairman of the Audit Committee. Mr. Jensen has declined to stand for re-election to the Board of Directors. The Audit Committee's responsibilities include recommending to the Board the selection of the Company's independent certified public accountants, reviewing the arrangements and the scope of the independent audit and reviewing all financial statements.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely upon a review of Forms 3 and 4 furnished to the Company during fiscal 1996, Forms 5 furnished with respect to fiscal 1996, and certain written representations received by the Company from certain reporting persons in regard to filing requirements, the Company has determined that Mr. Neckowitz and Ms. Granton each did not timely file a Form 3 for the month of July and a Form 4 for the month of August and Mr. Jensen did not timely file a Form 3 for the month of July and a Form 4 for the month of October. All filings required by Section 16(a) of the Exchange Act have now been made.

                 OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

  The following table sets forth certain information with respect to the beneficial ownership of the outstanding Common Stock as of February 28, 1997 (unless otherwise indicated) by (i) each director of the Company, (ii) the Company's chief executive officer and the individuals serving as executive officers of the Company as of December 31, 1996 named in the table under "Compensation of Directors and Executive Officers--Summary Compensation Table" and (iii) all directors and executive officers of the Company as of February 28, 1997 as a group.

                                                      SHARES OF   PERCENTAGE OF
                                                     COMMON STOCK  OUTSTANDING
                                                     BENEFICIALLY    SHARES
                                                       OWNED(1)      OWNED(1)
                                                     ------------ -------------
DIRECTORS AND EXECUTIVE OFFICERS
Howard A. Neckowitz(2)..............................  11,360,000      60.12%
Ronald L. Jensen(3).................................   2,191,720      11.60%
Gail E. Granton(4)..................................   1,045,118       5.53%
Charles M. Dalfen...................................       1,000          *
James J. Junewicz...................................           0          *
Ronald D. Anderson..................................     248,994       1.32%
Robert F. Craver....................................     148,484          *
Fred A. Weismiller..................................     140,850          *
All directors and executive officers as a group (9
 persons)(5)........................................  15,136,166      80.10%
5% STOCKHOLDERS
Julie J. Jensen.....................................   1,163,820       6.16%
 1023 15th Street N.W.
 Washington, D.C. 20005
Jeffrey J. Jensen...................................   1,203,820       6.37%
 2121 Precinct Line Road
 Hurst, Texas 76054
Janet Jensen Krieger................................   1,318,820       6.98%
 9003 Airport Freeway
 Fort Worth, Texas 76180
James J. Jensen.....................................   1,203,820       6.37%
 6304 Alexandria Circle
 Atlanta, Georgia 30326
Jami J. Jensen......................................   1,163,820       6.16%
 1933 Swede Gulch
 Golden, Colorado 80120
KDD America, Inc....................................   1,800,000       9.53%
 201 3rd Street, Suite 911
 San Francisco, California 94103

--------
  *Less than 1%
(1) Calculated pursuant to Rule 13d-3 under the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of February 28, 1997, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(2) Includes 1,163,820 shares held by Julie J. Jensen, 1,203,820 shares held by Jeffrey J. Jensen, 1,318,820 shares held by Janet J. Krieger, 1,203,820 shares held by James J. Jensen, 1,163,820 shares held by Jami J. Jensen and 1,020,414 shares held by Gail E. Granton for which Mr. Neckowitz has been given an irrevocable proxy to vote such shares. Such proxies held by Mr. Neckowitz expire on January 1, 1998, or, if earlier, the date on which Mr. Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, illness, disability, physical or mental incapacity or death. Also includes 2,191,720 shares held by Ronald L. Jensen for which Mr. Neckowitz has been given an irrevocable proxy to vote such shares until July 31, 2003 or until either party terminates the arrangement pursuant to the terms of the agreement or, if earlier, the date on which Mr. Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, long-term disability, physical incapacity or death. As a proxy holder, Mr. Neckowitz may be deemed to be the beneficial owner of such shares, but Mr. Neckowitz disclaims beneficial ownership of all such shares. Also includes 7,000 shares held by the Genesis Foundation, a charitable trust of which Mr. Neckowitz is a co-trustee, and 119,640 shares held by Mr. Neckowitz's wife. The shares held by the Genesis Foundation and Mr. Neckowitz's wife are subject to an irrevocable proxy granting Mr. Neckowitz the right to vote such shares. Mr. Neckowitz disclaims beneficial ownership of such shares owned by his wife and the Genesis Foundation.
(3) Excludes shares held by Mr. Jensen's adult children Julie J. Jensen, Jeffrey J. Jensen, Janet J. Krieger, James J. Jensen and Jami J. Jensen and certain employees of companies associated with Mr. Jensen and shares owned by the Ronald L. Jensen Foundation Charitable Trust, all of which Mr. Jensen disclaims beneficial ownership. Mr. Jensen has the right to purchase, and each of such persons has the right to cause Mr. Jensen to purchase, up to 40% of the shares held by each of such persons if they cease to be employed by a Jensen-related company. Mr. Jensen has entered into an Irrevocable Proxy and Voting Agreement with Mr. Neckowitz granting Mr. Neckowitz the right to vote all of Mr. Jensen's shares in the Company until July 31, 2003, however, either party may terminate the agreement after July 31, 1999 by giving the other party eighteen months' advance written notice (the earliest notice date is July 31, 1999 for a termination of January 21, 2001). The agreement is null and void if Mr. Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, long-term disability, physical incapacity or death.
(4) Includes 4,000 shares held by the Granton Foundation, a charitable trust of which she is the trustee.
(5) Information provided is for the individuals who were directors and executive officers of the Company on February 28, 1997 and includes 121,632 shares issuable upon exercise of stock options that are exercisable within 60 days.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

  The following table sets forth in summary form, the compensation earned by Howard A. Neckowitz, the Company's Chairman, President and Chief Executive Officer, and each of the Company's other executive officers whose salary and benefits for periods presented exceeded $100,000 (the "Named Executive Officers").

                                                                    LONG TERM
                                    ANNUAL COMPENSATION            COMPENSATION
                               ----------------------------------- ------------
                                                                    SECURITIES
                                                                    UNDERLYING
NAME AND PRINCIPAL POSITION     YEAR ENDED   SALARY        BONUS    OPTIONS (#)
---------------------------    DECEMBER 31, --------      -------- ------------
Howard A. Neckowitz...........     1996     $295,000           --        --
 Chairman, President and           1995     $240,000      $ 17,528   141,176
 Chief Executive Officer           1994     $200,250      $ 17,528       --
Gail E. Granton...............     1996     $159,167           --        --
 Executive Vice President,         1995     $144,167      $ 10,711    65,882
 International Business            1994     $122,000      $ 10,711       --
 Development, Secretary and
 Director
Ronald D. Anderson............     1996     $123,744           --        --
 Senior Vice President,            1995     $119,167      $ 10,711   41,000
 Operations and Engineering        1994     $110,785      $ 10,711       --
Robert F. Craver..............     1996     $148,750      $100,000    10,000
 Senior Vice President,            1995     $142,500      $ 37,500    35,000
 International Relations           1994     $ 97,077(/1/) $  2,000       --
Fred A. Weismiller............     1996     $137,800           --        --
 Executive Vice President,         1995     $137,800      $  1,000    14,640
 International Marketing           1994     $ 29,797(/2/) $  1,000       --

--------
(1) Employed as of February 1994
(2) Employed as of November 1994

FISCAL YEAR-END OPTION VALUES

  The following table sets forth information concerning exercisable and unexercisable stock options at December 31, 1996 for the Named Executive Officers.

                                                            VALUE OF UNEXERCISED
                         NUMBER OF SECURITIES UNDERLYING    IN-THE-MONEY OPTIONS
                        UNEXERCISED OPTIONS AT FISCAL YEAR   AT FISCAL YEAR END
                                      END(#)                        ($)
                      ------------------------------------- --------------------
NAME                              UNEXERCISABLE EXERCISABLE    UNEXERCISABLE
----                  EXERCISABLE ------------- ----------- --------------------
Howard A. Neckowitz.    44,117       97,059     $1,610,271       $3,542,654
Gail E. Granton.....    20,587       45,295     $  751,426       $1,653,268
Ronald D. Anderson..    12,813       28,187     $  467,675       $1,028,826
Robert F. Craver....    10,938       34,062     $  399,237       $1,243,263
Fred A. Weismiller..     4,575       10,065     $  166,988       $  367,373

COMPENSATION OF DIRECTORS

  Directors of the Company do not receive cash compensation for services provided as a director. Under the Company's Long-Term Incentive Plan, non-employee Directors will receive an initial option to purchase 20,000 shares of Common Stock upon his or her initial appointment or election to the Board of Directors and yearly grants of options to purchase 10,000 shares of Common Stock. The exercise price of each share underlying the option is equal to the fair market value of a share of Common Stock on the date the option is granted.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  The Company has entered into employment agreements with each of Howard A. Neckowitz, President, Chief Executive Officer and Chairman of the Board, Gail
E. Granton, Executive Vice President, International Business Development and Secretary, Ronald D. Anderson, Senior Vice President, Operations and Engineering, Robert F. Craver, Senior Vice President, International Relations and Fred A. Weismiller, Executive Vice President, International Marketing. These agreements generally provide, with certain limited exceptions, that the officer cannot render services to another person or entity without the prior written consent of the Board of Directors of the Company, or engage in any activity which conflicts or interferes in any material way with the performance of their duties with the Company, during the term of the agreement (which range from two to four years) and during the separation period following the officer's termination of employment prior to the end of the term of the agreement so long as the officer is receiving a severance payment from the Company. The agreements provide that the officer may terminate the agreement during the separation period following termination of employment, thus terminating the officer's obligation not to compete as well as the Company's obligation to pay severance. Under each of the agreements, the officer's salary may be reviewed by the Company on an annual basis and is subject to upward adjustment in the reasonable and good faith discretion of the Board of Directors. Each officer is eligible for bonuses as determined by the Board in its discretion, based on the performance of the officer and the Company. The agreement with Mr. Neckowitz is for a term of four years, the agreements with Ms. Granton and Mr. Anderson are for a term of three years and the agreements with Mr. Craver and Mr. Weismiller are for a term of two years each. The agreements provide for severance payments in an amount equal to base salary to the end of the term or, if greater, two years of base salary for Mr. Neckowitz and one year base salary for Ms. Granton, Mr. Anderson, Mr. Craver and Mr. Weismiller in the event of termination without cause or termination following a change of control of the Company. The severance payments are expressly conditioned on the officer not competing with the Company during the separation period and are payable on or around the Company's normal pay date in accordance with the Company's then-existing normal payroll practices. Upon any such payment of severance or upon any termination by mutual agreement of the parties, full vesting of any outstanding stock options will occur. In the event of a change of control, each of such employees would be entitled to severance following their resignation from the Company resulting from diminution of their duties. The agreements require the officers to sign such confidentiality and nondisclosure agreements as may be requested by the Company from time to time, which will be deemed effective as of the date of such officer's initial employment with the Company.

  The Company is conducting a review of the compensation levels of its management team, although no decisions have been made. In view of the performance of the Company and its Common Stock since the Company's initial public offering in July 1996, the Company may enter new employment agreements with certain executive officers and the overall compensation of such executives, including Mr. Neckowitz and Ms. Granton, may be increased.

INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  Prior to December 16, 1996, the entire Board of Directors, of which Mr. Neckowitz and Ms. Granton were and are members, fulfilled the functions of the Compensation Committee. On December 16, 1996, the Board formed a Compensation Committee consisting of Mr. Neckowitz, Ms. Granton, Mr. Jensen and Mr. Dalfen.

THE BOARD OF DIRECTOR'S REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation program is designed to enable the Company to attract, motivate and retain the best possible executive talent, people who provide the experience and skills which are vital for the Company to achieve its goals. The Company strives to align executives with the financial interests of stockholders in an effort to maximize stockholder value.

  During 1996, the salary of the Company's executive officers was generally set pursuant to employment agreements. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements".

Pursuant to their employment agreements, Howard A. Neckowitz and Gail E. Granton received total salary of $295,000 and $159,167, respectively, which is approximately the base salary provided by their employment contracts. Neither Mr. Neckowitz nor Ms. Granton were awarded bonuses during 1996.

  Prior to December 16, 1996, the entire Board of Directors fulfilled the functions of the Compensation Committee. On December 16, 1996, the Board formed a Compensation Committee consisting of Mr. Neckowitz, Ms. Granton, Mr. Jensen and Mr. Dalfen. The Compensation Committee's role is to advise the Board concerning executive compensation, including adjustments to base salaries, bonuses and the bases for any such bonus, grants of stock options, health, life insurance and other benefits and the development of other equity-based compensation plans. The Compensation Committee's recommendations are to be reviewed by the Board without the participation or vote of any executive officers of the Company who are also members of the Board.

  The Company is conducting a review of the compensation levels of its management team, although no decisions have been made. As a result of this review the Company may enter new employment agreements with certain executive officers and the overall compensation of such executives, including Mr. Neckowitz and Ms. Granton, may be increased.

  The Company intends to retain a professional consultant to research the executive compensation levels of similar companies to assist and advise the Company in the setting of its own executive compensation levels. Negotiations to retain such a professional consultant are currently ongoing.

  The Compensation Committee expects to base its determinations of overall executive compensation, which will include salary, bonus, certain benefits and stock option awards and possibly other forms of equity-based compensation, on subjective factors based upon consideration of, among other factors, the annual and long-term financial performance of the Company, including the creation of stockholder value, the historical financial performance of the Company, the individual executive officer's contribution to the achievement of operating goals and business objectives and levels of compensation in comparable companies at similar stages of development, with particular emphasis on those operating in the telecommunications industry. The Compensation Committee intends to base executive compensation on financial performance criteria, including price of the Company stock, in the context of the telecommunication industry as well as the economy in general.

  The Company believes that equity based compensation is an effective way of aligning executive compensation with increases in stockholder value. As discussed elsewhere in this proxy statement, the Board of Directors has approved the Long-Term Incentive Plan, subject to stockholder approval. The Board believes that this plan will increase the ability of the Company to tie executive interests with the interests of the Company, thereby benefiting the Company and its stockholders.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the Company's deduction for compensation paid to the executive officers named in the Summary Compensation Table to $1 million unless certain requirements are met. The policy of the Compensation Committee with respect to section 162(m) is to establish and maintain a compensation program which will optimize the deductibility of compensation. In that regard, no executive officer received compensation in excess of $1 million during fiscal 1996. The Compensation Committee, however, reserves the right to use its judgment, where merited by the Compensation Committee's need for flexibility to respond to changing business conditions or by an executive officer's individual performance, to authorize compensation which may not, in a specific case, be fully deductible by the Company.

                                          By The Board of Directors:
                                          Howard A. Neckowitz
                                          Gail E. Granton
                                          Ronald L. Jensen
                                          Charles M. Dalfen
                                          James J. Junewicz

                            STOCK PERFORMANCE GRAPH

  The following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq Market Index--U.S. Companies (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from July 19, 1996, the date upon which the Common Stock was registered pursuant to Section 12 of the Exchange Act, through December 31, 1996. The comparison reflects the investment of $100 on July 19, 1996, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Market Index and the Nasdaq Telecommunications Index (an industry index). The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.


            PACIFIC GATEWAY             NASDAQ               NASDAQ MARKET INDEX
             EXCHANGE, INC.     TELECOMMUNICATIONS INDEX       - U.S. COMPANIES
            ---------------     ------------------------     -------------------
 7/19/96        100.00                  100.00                     100.00
 7/31/96         94.12                  100.00                     100.00
 8/30/96        187.25                  104.82                     105.60
 9/30/96        231.37                  108.00                     113.68
10/31/96        243.14                  103.63                     112.43
11/29/96        220.59                  105.33                     119.40
12/31/96        286.27                  108.19                     119.26

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

  On July 24, 1996, the Company repaid and retired certain indebtedness in the amount of approximately $3.3 million owed to Mr. Jensen, a director of the Company, outstanding under a $9.0 million revolving credit facility. Outstanding borrowings under the revolving credit facility were subject to interest at the prime rate plus 2%, payable monthly. During fiscal 1996, the Company made aggregate interest payments pursuant to such indebtedness of $186,856.

  The Company has entered into indemnification agreements with its directors and officers. Such agreements require the Company to indemnify such individuals and are, in some cases, broader than the specific indemnification provisions contained in the Delaware Law.

AGREEMENTS WITH AFFILIATES

  Mr. Neckowitz has been granted proxies to vote an aggregate of 8,245,820 shares of Common Stock held by Ronald L. Jensen, Julie J. Jensen, Jeffrey J. Jensen, Janet J. Krieger, James J. Jensen, and Jami J. Jensen and a proxy to vote 1,020,414 shares held by Ms. Granton. All such proxies except the proxy granted by Ronald L. Jensen expire on the earlier of January 1, 1998 or the date on which Mr. Neckowitz is unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, illness, disability, physical or mental incapacity or death. Ronald Jensen has entered into an Irrevocable Proxy and Voting Agreement with Mr. Neckowitz granting Mr. Neckowitz the right to vote all of Mr. Jensen's shares in the Company until July 31, 2003; however, either party may terminate the agreement after July 31, 1999 by giving the other party eighteen months' advance written notice (the earliest notice date is July 31, 1999 for a termination of January 21, 2001). The agreement is null and void if Mr. Neckowitz becomes unable to perform his duties as an officer of the Company due to his voluntary resignation, termination for cause, long-term disability, physical incapacity or death.

  During fiscal 1996, Mr. Jensen, a director of the Company, was a director of Matrix until December 16, 1996 and owns approximately 24.2% of the outstanding shares of common stock of Matrix. Mr. Neckowitz, President, Chief Executive Officer and Chairman of the Board, was the Chairman of the Board of Matrix until December 16, 1996 and owns approximately 2.6% of the outstanding shares of common stock of Matrix. Ms. Granton, Executive Vice President, International Business Development, Secretary and a director of the Company owns approximately 1.0% of the outstanding shares of common stock of Matrix. Ronald D. Anderson, Senior Vice President, Operations and Engineering, of the Company owns approximately 0.7% of the outstanding shares of common stock of Matrix. Matrix is currently one of the Company's largest customers, with the Company recording revenues from sales to Matrix of approximately $20.5 million during fiscal 1996, accounting for approximately 12.6% of the Company's revenues. In the fourth quarter of 1996, Matrix accounted for 9.7% of the Company's revenues. Through May of 1996, Matrix also provided the Company with certain data processing services for which the Company incurred expenses of $246,221. These functions were taken over by the Company in May 1996 and it is not anticipated that Matrix will provide any of these services in the future. Pursuant to an agreement dated May 1, 1995, as amended, Matrix agreed to send substantially all its international telecommunications traffic and its domestic telecommunicationstraffic in the Northeast, California and Hawaii through the Company's network until November 1996, subject to earlier termination if the Company did not match a bona fide competitive pricing offer Matrix may have received from a third party. The term of the agreement automatically extends on a month-to-month basis. Either party may terminate the agreement by giving the other 30 days' notice of termination.

  In December 1995, the Company advanced $100,000 to Mr. Neckowitz. Such advance was repaid in its entirety during the first quarter of 1996.

  In connection with the Company's public offering of common stock in July 1996, the Company sold 1,800,000 shares, or approximately 9.5% of the outstanding shares directly to KDD America, Inc. ("KDD America"), a subsidiary of Kokusai Denshin Denwa, an international telecommunications carrier based in Japan ("KDD Japan"). At that time, the Company and KDD Japan entered into a seven-year cooperation agreement that contemplates joint projects in the communication field, including joint product development in new services, such as video teleconferencing, imaging and Internet services together with related technical support and assistance; joint marketing arrangements to promote small and medium-size business and retail and ethnic marketing programs; continuing exchange of traffic; assistance by KDD Japan to the Company with respect to the Company's business in Asia; and sharing of information by the Company and KDD Japan regarding the telecommunications market and industry in the United States and Japan, respectively. During fiscal 1996, the Company made net payments to KDD Japan, reduced by amounts owed to the Company by KDD Japan, of approximately $5.9 million in connection with exchanging traffic.

  The Company has retained Mayer, Brown & Platt, the law firm of which James
J. Junewicz is a partner, as legal counsel for the Company.

                                 PROPOSALS 2-4
            APPROVAL OF AMENDMENTS TO CERTIFICATE OF INCORPORATION

  The Board of Directors has declared advisable and directed that there be submitted to the stockholders of the Company at the Annual Meeting three amendments to the Certificate of Incorporation of the Company. Each proposed amendment to the Company's Certificate of Incorporation is set forth below for separate vote by the stockholders. Any amendment can be adopted without regard to whether the other amendments are also adopted.

  If any or all of the proposed amendments to the Certificate of Incorporation are approved, the appropriate officers of the Company will execute and file with the Secretary of State of the state of Delaware an Amended Certificate of Incorporation reflecting such amendments and other documents as are necessary to reflect the amendments to the Certificate of Incorporation.

Proposal 2--Increased Number of Authorized Shares of Common Stock and Preferred Stock

  The Board of Directors approved and recommended to stockholders a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.0001 par value, from Twenty-Five Million (25,000,000) shares to Fifty Million (50,000,000) shares and to increase the number of authorized shares of Preferred Stock, $.0001 par value, from One Million (1,000,000) to Five Million (5,000,000) shares.

  If the proposed amendment is approved by stockholders, the first paragraph of Article III of the Company's Certificate of Incorporation would be amended in its entirety to read as follows:

    "The Corporation is authorized to issue two classes of stock to be designated, respectively "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares. Fifty Million (50,000,000) shares shall be Common Stock, $.0001 par value per share, and Five Million (5,000,000) shares shall be Preferred Stock, $.0001 par value per share."

  As of March 27, 1997, the number of shares of the Company's Common Stock issued and outstanding was 18,896,490 and no shares of the Company's Preferred Stock were issued or outstanding. While the issuance of additional shares could have the effect of diluting the Company's current stockholders, the Board of Directors believes that the increase in the number of authorized shares of Common Stock and Preferred Stock will benefit the Company by improving its flexibility to consider and respond to future business opportunities. Although there are no present plans for their use, the additional authorized shares of Common Stock and Preferred Stock also will be available for issuance from time to time in connection with the Company's employee stock-based incentive or benefit plans, possible financings, acquisitions of other companies or other corporate purposes.

  The Board of Directors has the authority, without action by the stockholders, to designate and issue Preferred Stock in one or more series and to designate the dividend rate, voting rights, conversion rights, conversion rates, rights and terms of redemption and other rights, preferences and restrictions of each series, any or all or which may be greater than the rights of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of such Preferred Stock. However, the effects might include, among other things, restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock and delaying or preventing a change in control of the Company without further action by the stockholders. The Company has no present plans to issue any shares of Preferred Stock. Subject to the requirements and limitations of the Nasdaq market, authorized shares of the Company's Common Stock and Preferred Stock may be issued from time to time without action by the Company's stockholders to such persons and for such consideration and on such terms as the Board of Directors determines.

  For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-takeover Effect of Certain Proposed Amendments to the Company's Certificate of Incorporation."

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

Proposal 3--Classified Board of Directors and Staggered Terms

  The Board of Directors approved and recommended to stockholders a proposal to amend the Company's Certificate of Incorporation to provide for the division of the Board into classes of directors with staggered terms.

  If the proposed amendment is approved by stockholders, the Company's Certificate of Incorporation would be amended by adding a second and third paragraph to Article VII to read as follows:

    "The directors shall be divided into three classes, designated by Class I, Class II and Class III. At the 1997 annual meeting of stockholders, Class I directors shall be elected for a term expiring at the 1998 annual meeting of stockholders, Class II directors for a term expiring at the 1999 annual meeting of stockholders and Class III directors for a term expiring at the 2000 annual meeting of stockholders. At each succeeding annual meeting of stockholders, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed and shall be elected for three-year terms. If the number of directors is decreased by resolution of the Board of Directors pursuant to Article II Section 2.1 of the Corporation's Bylaws, in no case shall that decrease shorten the term of any incumbent director. Vacancies in the Board of Directors may be filled by a majority of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

    Notwithstanding anything contained in this Certificate of Incorporation or the Corporation's Bylaws to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VII."

  This charter provision, if adopted, will provide staggered three year terms for directors, with approximately one-third of the Board being elected each year. To preserve the benefits of the classified board, amendment or repeal of the classified board provision or the adoption of any provision of the Certificate of Incorporation inconsistent therewith would require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote. Under Delaware law (unless the certificate of incorporation provides otherwise), directors sitting on a classified board may be removed only for cause. Accordingly, adoption of the proposed classified board amendment would mean stockholders could remove directors only for cause.

  The Board of Directors believes that a classified board will help assure the continuity and stability of the Board and the Company's business strategies and policies as determined by the Board of Directors because a majority of the directors at any given time will have prior experience as directors of the Company. The classified board provision should also help to ensure that the Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting shares of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

  While a staggered system may also make it more difficult to remove a director, even in cases where stockholders may generally deem removal beneficial, the Board believes the benefits of the staggered system in moderating the pace of change in the Company's decision-making body warrants the adoption of the proposal in favor of a staggered board of directors.

  For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-takeover Effect of Certain Proposed Amendments to the Company's Certificate of Incorporation."

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR THE DIVISION OF THE BOARD INTO CLASSES OF DIRECTORS WITH STAGGERED TERMS.

Proposal No. 4--No Stockholder Action by Written Consent

  The Board of Directors approved and recommended to stockholders a proposal to amend the Company's Certificate of Incorporation to eliminate actions of the stockholders by written consent without a meeting.

  If the proposed amendment is approved by stockholders the Company's Certificate of Incorporation would be amended by adding a second and third paragraph to Article IX to read as follows:

    "No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by stockholders without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

    Notwithstanding anything contained in this Certificate of Incorporation or the Corporation's Bylaws to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX."

  Currently, the Certificate of Incorporation of the Company does not specify whether action to be taken or which may be taken at an annual or special meeting of stockholders may be taken without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the absence of such a provision, Delaware law permits stockholder action by written consent. The proposed amendment would eliminate the ability of the stockholders to take action without a meeting of stockholders. To preserve the benefits of this provision, amendment or repeal of this provision requiring all stockholder action be taken at a meeting or the adoption of any provision of the Certificate of Incorporation inconsistent therewith would require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote.

  Under Delaware law, when stockholders are to take action at a meeting a corporation must give written notice of the meeting to all stockholders entitled to vote, even when one stockholder or group will have a majority of the votes to be cast. This prior notice allows minority stockholders the opportunity to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority stockholders to follow a different course, selling their shares or litigation. If action is taken by majority holders by written consent, no prior notice is necessary and minority holders may not have any opportunity to protect their interests. The primary purpose of the proposed amendment is to prevent stockholder action without prior notice to all stockholders.

  For a discussion concerning certain potential anti-takeover effects of the foregoing proposal, see "Potential Anti-takeover Effect of Certain Proposed Amendments to the Company's Certificate of Incorporation."

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE ACTIONS OF THE STOCKHOLDERS BY WRITTEN CONSENT WITHOUT A MEETING.

Potential Anti-takeover Effect of Certain Proposed Amendments to the Company's Certificate of Incorporation

  In a public corporation such as the Company, third parties can accumulate substantial stock positions and then use their stock positions to force a restructuring, merger or consolidation of that corporation or to force the corporation to repurchase the third parties' stock at a premium. Such actions are often taken without advance notice to or consultation with the board of directors or management of the corporation. In many cases, such third parties seek representation on the corporation's board of directors in order to increase the likelihood that the corporation will implement their proposals. If the corporation resists the efforts to obtain representation on the corporation's board, such third parties may commence proxy contests to have themselves or their nominees elected to the board of directors in place of certain directors or the entire board. These contests can be a prelude to a third party's takeover attempt of the corporation. In some cases, the third party may not be interested in taking over the corporation, but uses the threat of a proxy fight or takeover bid as a means of forcing the corporation to repurchase the third party's holdings at a substantial premium over market price.

  The proposed amendments to the Certificate of Incorporation will alter the Certificate of Incorporation in a way that may make the acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise more difficult. The proposed amendments are designed, in addition to other purposes, to encourage persons seeking to acquire control of the Company to negotiate the terms of such acquisition with the Board. The Board believes that, as a general rule, the interest of the Company's stockholders will be best served if any change in control results from negotiations with the Board. The Board will negotiate based upon careful consideration of the proposed terms, such as the price to be paid to stockholders, the form of consideration to be paid and the anticipated tax effects on the transaction.

  However, the proposed amendments could have the effect of discouraging a prospective acquiror from making a tender offer or otherwise attempting to obtain control of the Company. To the extent that the proposed amendments discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares. Moreover, the proposed amendments could discourage accumulations of large blocks of Company shares, thus depriving stockholders of any advantages which large accumulations of shares might provide. The Board of Directors has not proposed the Amendments to the Company's Certificate of Incorporation in response to any actual or threatened change in control of the Company and neither the Board of Directors nor management is aware of any proposed takeover plans with respect to the Company.

  Proposal 2--Increased Number of Authorized Shares of Common Stock and Preferred Stock. The issuance of additional shares of Common Stock or Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Although the Board has no present intent to do so, the Board's power to approve the issuance of series of Preferred Stock could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Similarly, the Board's existing ability to issue additional shares of Common Stock could, depending upon the circumstances of their issue, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if they were issued in connection with a rights plan or if the terms of those shares include series voting rights which would enable the holder to block business combinations. Alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied. The Board will make any determination regarding issuance of additional shares based on its judgment as to the best interests of the Company and its stockholders.

  Proposal 3--Classified Board of Directors and Staggered Terms. If adopted, the proposed amendment to provide for the division of the Board into classes of directors with staggered terms would operate to increase the amount of time it would take a purchaser to obtain control of the Board of Directors. The delay arises because, under the proposed amendment, it will generally take at least two annual meetings of stockholders instead of one to effect a change in control of the Board of Directors. Once the classified board is implemented, directors can be removed only for cause. The holders of at least 66 2/3% of the outstanding shares of the Company entitled to vote would have to approve any amendments to the provision, making it more difficult for a purchaser to eliminate the classified board provision. The adoption of the proposed amendment may deter purchase of the Company's securities by persons seeking to obtain control over the Company, as well as possible takeover attempts which some or a majority of holders of Common Stock may deem to be in their best interest. The proposed amendment will also make it more difficult for the stockholders to change the composition of the Board of Directors even if the stockholders believe such a change would be desirable.

  By stabilizing the composition of the board with the use of staggered terms, proposal 3 should encourage any person who might seek to acquire control of the Company to consult with the Company's Board of Directors and to negotiate the terms of any proposed business combination or tender offer. While management might conceivably use this perceived bargaining power in negotiations with a potential acquiror to negotiate more favorable terms for management, the Board believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Company's then-serving board of directors to assure that all of the Company's shareholders are treated fairly.

  Proposal 4--No Stockholder Action by Written Consent. Action by written consent may, in some circumstances, permit the stockholders to take action opposed by the Board of Directors more rapidly than would be possible if a meeting were required. Such action may include proposals to approve offers to acquire the Company or its assets or replace members of the Board of Directors which the Board may oppose. Therefore, the proposed amendment to the Company's Certificate of Incorporation to eliminate stockholder action by written consent may therefore complicate or delay any attempt to assume control of the Company without the approval of the Board of Directors, especially since the Company's Bylaws permit stockholders to call special meetings only if they represent 50% of the outstanding shares entitled to vote. In addition, the provision in the proposed amendment to Article IX requiring the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote could have an anti-takeover effect as the proposed amendment makes it more difficult to change the Certificate of Incorporation to eliminate the provision requiring any stockholder action be taken at a meeting.

  Other Anti-takeover Measures. SEC rules also require disclosure of charter and by-law provisions that could have an anti-takeover effect. The Company is subject to Section 203 of the Delaware Law, an anti-takeover law. In general,
Section 203 of the Delaware Law prevents an interested stockholder from engaging in a business combination with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The Company's Certificate of Incorporation and Bylaws contain certain provisions that may reduce the likelihood of a change in management or voting control of the Company without the consent of the Board of Directors. The Bylaws provide that the number of directors shall be determined by a majority of the Board of Directors. Further, vacancies in the Board of Directors may be filled by a majority vote of the directors then in office, though less than a quorum. Accordingly, the Board of Directors could delay any stockholder from obtaining majority representation on the Board of Directors by enlarging the Board of Directors and filling the new vacancies with its own nominees until the next stockholder election. The Company's Certificate of Incorporation also does not provide for cumulative voting in the election of directors. The Company's Bylaws permit the stockholders to call a special meeting of stockholders only if they represent 50% of the outstanding shares entitled to vote. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company. In addition, the Board of Directors may issue authorized capital stock in a manner that would make a takeover more difficult.

                                  PROPOSAL 5
                     APPROVAL OF LONG-TERM INCENTIVE PLAN

PLAN SUMMARY

  The following summary of the Long-Term Incentive Plan is qualified in its entirety by reference to the complete text of the Long-Term Incentive Plan, which is set forth in Exhibit A to this Proxy Statement.

  On February 17, 1997, the Company adopted the Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan"), subject to the approval of the Company's stockholders, to attract and retain employees and other service providers to the Company and to identify the interests of the such individuals with the Company's stockholders through the use of equity-based compensation. The Long-Term Incentive Plan will replace the Company's 1995 Stock Option Plan, and no further options will be granted under the 1995 Stock Option Plan.

  Administration. The Compensation Committee of the Board of Directors has been appointed to administer the Long-Term Incentive Plan, and has the exclusive authority to make awards under the plan and all interpretations and determinations affecting the Long-Term Incentive Plan.

  Participation. Subject to the terms of the Long-Term Incentive Plan, the Compensation Committee determines which employees, directors, or other individuals providing services to the Company shall be eligible to receive awards under the Long-Term Incentive Plan, and the amount, price, timing and other terms and conditions applicable to such awards. The Plan also provides for the automatic award of stock options to non-employee directors of the Company.

  Shares Available for Awards. The number of shares which may be awarded under the Long-Term Incentive Plan shall not exceed 4,000,000 shares in the aggregate, and no more than 500,000 shares may be awarded to any one individual in any one-year period. Shares issued under the Long-Term Incentive Plan may be authorized and unissued shares or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the Long-Term Incentive Plan, the number or type of shares subject to outstanding awards, and the exercise price thereof, shall be appropriately adjusted. The closing price per share of Common Stock on March 27, 1997 was $24.75, as reported on the Nasdaq National Market System.

  Awards; Change in Control. The Long-Term Incentive Plan authorizes the award of stock options, stock appreciation rights ("SARs"), stock grants (which may be subject to restrictions), performance stock and performance units, and authorizes the establishment of one or more stock purchase programs. All awards under the Plan will become fully vested upon a change in control of the Company. Generally, for purposes of the Long-Term Incentive Plan, a change in control will be deemed to occur upon (i) the acquisition of more than 50% of the Company's voting stock by any party (other than by certain related parties), or (ii) the approval of a merger or reorganization of the Company (other than certain mergers or reorganizations where the approving shareholders continue to hold more than 50% of the voting securities of the corporation resulting from such merger or reorganization), a sale of substantially all of the Company's assets, the liquidation of the Company, or
(iii) the election of directors to the Board which were not recommended by the incumbent directors.

  Stock Options and Stock Appreciation Rights. Options awarded under the Long-Term Incentive Plan may be either incentive stock options which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options which are not intended to satisfy Section 422 of the Code. SARs may be granted in tandem or otherwise in connection with options, or may granted as free-standing awards. Exercise of an option will result in the corresponding surrender of any tandem SAR. Under the terms of the Long-Term Incentive Plan, options and SARs will have an exercise price that is established by the Committee. Options and SARs become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards. Options and SARs shall expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death or disability, (iii) the third anniversary of the participant's termination of employment by reason of retirement, or (iv) the three month anniversary of the participant's termination of employment for any other reason. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine.

  In the event that the holder of an option pays all or a portion of the exercise price in shares of Common Stock, the Compensation Committee may award an option (a "Reload Option") to purchase the number of shares surrendered in payment of the exercise price. The exercise price of the Reload Option shall be fair market value of a share of Common Stock on the date of grant, the Reload Option shall not be exercisable for a period of six months, and shall expire on the same date as original option with respect to which it was granted.

  Each non-employee Director receives an option to purchase 20,000 shares of Common Stock upon his or her initial appointment to the Board of Directors (an "Initial Option"). On each subsequent anniversary of the Initial Option, the non-employee Director receives an option to purchase an additional 10,000 shares of Common Stock, unless the non-employee Director has terminated service on the Board prior to such date. The exercise price of each share underlying the option is equal to the fair market value of a share of Common Stock on the date the option is granted. The options vest and become exercisable with respect to 25% of the shares awarded on each of the first through fourth anniversaries of the grant date. The options expire on the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the Director's termination of service by reason of death or disability, or (iii) the three month anniversary of the Director's termination of service for any other reason.

  Stock Awards and Purchase Programs. Under the Long-Term Incentive Plan, the Compensation Committee may grant awards of Common Stock to participants, which shall be subject to such conditions and restrictions, if any, as the Compensation Committee may determine. During the period a stock award is subject to restrictions or limitations, the Compensation Committee may award the participant dividend rights with respect to such shares. The Long-Term Incentive Plan also provides that the Compensation Committee may establish one or more stock programs which may permit purchases of Common Stock at up to a 50% discount, or provide for the award of matching Common Stock at a matching rate which is not greater than one matching share for each share of Common Stock purchased by the participant. Matching awards may not be made in connection with discount purchases of stock.

  Performance Shares. The Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives, or performance units which entitle the participant to receive value for the units at the end of a performance period to the extent provided under the award. In either case, the number of shares or units and the performance measures and periods shall be established by the Compensation Committee at the time the award is made.

  Tax Consequences of Option Awards. A participant who is granted a stock option will not be subject to federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified option, generally the difference between the option price and the fair market value of the Common Stock on the date of exercise will be considered ordinary income to the participant, and generally the Company will be entitled to a corresponding tax deduction.

  Upon exercise of an incentive stock option, no taxable income will be recognized by the participant and the Company is not entitled to a tax deduction by reason of such exercise. However, if Common Stock purchased pursuant to the exercise of an incentive stock option is sold within two years from the date of grant or within one year after the transfer of such Common Stock to the participant, then the difference, with certain adjustments, between the fair market value of the Common Stock at the date of exercise and the option price will be considered ordinary income to the participant, and generally the Company will be entitled to a corresponding tax deduction.

PLAN BENEFITS

  Approximately 50 current employees, 20 estimated new employees and 30 outside consultants will be eligible for discretionary awards under the Long-Term Incentive Plan. No decision has been made with respect to which eligible individuals, if any, will receive discretionary awards under the Long-Term Incentive Plan or the amount or type of any such awards.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 6
                       APPROVAL OF SELECTION OF AUDITORS

  Unless marked to the contrary, proxies will be voted for the selection of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending on December 31, 1997. Coopers & Lybrand was engaged as the Company's independent auditors in June 1995 and has audited the Company's consolidated financial statements for the fiscal years ended December 31, 1994, 1995, and 1996.

  Representatives of Coopers & Lybrand are expected to appear at the Annual Meeting, will have an opportunity to make a statement, if they wish to do so, and will be available to answer appropriate questions from stockholders at that time.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE SELECTION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than December 8, 1997, at its principal executive offices, Attention: Howard A. Neckowitz, Chairman, President and Chief Executive Officer, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that annual meeting.

                             ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to Stockholders for fiscal 1996 is being provided to stockholders with this Proxy Statement.

                                  BY ORDER OF THE BOARD OF DIRECTORS,

                                  /s/ Howard A. Neckowitz
                                  Howard A. Neckowitz, Chairman, President and
                                   Chief Executive Officer

April 21, 1997
Burlingame, California

                                   EXHIBIT A

                            LONG TERM INCENTIVE PLAN

                               TABLE OF CONTENTS

SECTION 1...................................................................   1
  GENERAL...................................................................   1
    1.1. Purpose............................................................   1
    1.2. Participation......................................................   1
SECTION 2...................................................................   1
  OPTIONS...................................................................   1
    2.1. Definition.........................................................   1
    2.2. Eligibility........................................................   1
    2.3. Price..............................................................   2
    2.4. Exercise...........................................................   2
    2.5. Post-Exercise Limitations..........................................   2
    2.6. Expiration Date....................................................   2
    2.7. Reload Provision...................................................   3
SECTION 3...................................................................   3
  STOCK APPRECIATION RIGHTS.................................................   3
    3.1. Definition.........................................................   3
    3.2. Eligibility........................................................   3
    3.3. Exercise...........................................................   3
    3.4. Settlement of Award................................................   4
    3.5. Post-Exercise Limitations..........................................   4
    3.6. Expiration Date....................................................   4
SECTION 4...................................................................   4
  STOCK AWARDS..............................................................   4
    4.1. Definition.........................................................   4
    4.2. Eligibility........................................................   4
    4.3. Terms and Conditions of Awards.....................................   5
SECTION 5...................................................................   5
  STOCK PURCHASE PROGRAM....................................................   5
    5.1. Purchase of Stock..................................................   5
    5.2. Matching Shares....................................................   5
    5.3. Restrictions on Shares.............................................   5
SECTION 6...................................................................   6
  PERFORMANCE UNITS.........................................................   6
    6.1. Definition.........................................................   6
    6.2. Eligibility........................................................   6
    6.3. Terms and Conditions of Awards.....................................   6
    6.4. Settlement.........................................................   6
    6.5. Termination during Performance Period..............................   6
SECTION 7...................................................................   7
  OPERATION AND ADMINISTRATION..............................................   7
    7.1. Effective Date.....................................................   7
    7.2. Shares Subject to Plan.............................................   7
    7.3. Individual Limits on Awards........................................   7
    7.4. Adjustments to Shares..............................................   7
    7.5. Limit on Distribution..............................................   9
    7.6. Liability for Cash Payments........................................   9
    7.7. Performance-Based Compensation.....................................   9
    7.8. Withholding........................................................   9
    7.9. Transferability....................................................   9
    7.10. Notices...........................................................  10

                                      (i)

    7.11. Form and Time of Elections........................................  10
    7.12. Agreement With Company............................................  10
    7.13. Limitation of Implied Rights......................................  10
    7.14. Evidence..........................................................  10
    7.15. Action by Company or Related Company..............................  10
    7.16. Gender and Number.................................................  10
SECTION 8...................................................................  11
  COMMITTEE.................................................................  11
    8.1. Administration.....................................................  11
    8.2. Selection of Committee.............................................  11
    8.3. Powers of Committee................................................  11
    8.4. Delegation by Committee............................................  11
    8.5. Information to be Furnished to Committee...........................  11
    8.6. Liability and Indemnification of Committee.........................  11
SECTION 9...................................................................  12
  CHANGE IN CONTROL.........................................................  12
SECTION 10..................................................................  13
  AMENDMENT AND TERMINATION.................................................  13
APPENDIX A
  AWARDS TO NONEMPLOYEE DIRECTORS...........................................  14

                                      (ii)

                        PACIFIC GATEWAY EXCHANGE, INC.

                         1997 LONG-TERM INCENTIVE PLAN

                                   SECTION 1

                                    GENERAL

  1.1. Purpose. The Pacific Gateway Exchange, Inc. 1997 Long-Term Incentive Plan (the "Plan") has been established by Pacific Gateway Exchange, Inc. (the "Company") to:

    (a) attract and retain employees and other persons providing services to the Company and the Related Companies (as defined below);

    (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals;

    (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

    (d) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  1.2. Participation. Subject to the terms and conditions of the Plan, the Committee (as described in Section 8) shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more awards under Sections 2, 3, 4, 5 or 6 of the Plan (an "Award"), and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies. For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Related Company, any director and any other person providing material services to the Company or a Related Company.

                                   SECTION 2

                                    OPTIONS

  2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of common stock of the Company ("Stock") at a price fixed at the time the Option is granted, subject to the terms of this Section. Options granted under this Section may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A "Non-Qualified Stock Option" is an Option that is not intended to be an Incentive Stock Option.

  2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section and shall determine the number of shares of Stock subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

  2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section shall be subject to the following:

    (a) The purchase price shall be established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the par value of a share of Stock on such date; further, provided, in no event shall the purchase price of a share of Stock under an Incentive Stock Option be less than the Fair Market Value (defined below) of a share of stock at the time the Option is granted.

    (b) Subject to the following provisions of this subsection, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

    (c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise) that have been held by the Participant at least six months, or in any combination thereof, as determined by the Committee.

    (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

    (e) The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing price per share of Stock (or the mean of the closing bid and asked prices of a share, if the Stock is so reported) on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the NASDAQ National Market System or other national or regional securities exchange or market system on which the Stock is primarily traded, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported

  2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section shall be exercisable in accordance with the following terms of this subsection:

    (a) The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service (subject to paragraph (b) below), achievement of performance standards prior to exercise of the Option or achievement of Stock ownership objectives by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Option under circumstances designated by it at the time the Option is granted or thereafter.

    (b) No Option may be exercised by a Participant after the Expiration Date (as defined in subsection 2.6) applicable to that Option.

    (c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Stock Appreciation Right (as described in Section 3), if any.

  2.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option (including stock acquired pursuant to the exercise of a tandem Stock Appreciation Right) as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

  2.6. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

    (a) the ten-year anniversary of the date on which the Option is granted;

    (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

    (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

    (d) if the Participant's Date of Termination occurs for reasons other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

For purposes of the Plan, a Participant's "Date of Termination" shall be the date on which he both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies, regardless of the reason for the cessation; provided that a "Date of Termination" shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant's services. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination after providing at least five years of service to the Company or the Related Companies and attaining age 65.

  2.7. Reload Provision. In the event the Participant exercises an Option and pays all or a portion of the purchase price in Stock in the manner permitted by subsection 2.3, or satisfies withholding obligations in Stock if permitted under subsection 7.8, such Participant (either pursuant to the terms of the Option Award, or pursuant to the exercise of Committee discretion at the time the Option is exercised) may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an Expiration Date on the same date as the Expiration Date of the original Option so exercised by payment of the purchase price or withholding in shares of Stock.

                                   SECTION 3

                           STOCK APPRECIATION RIGHTS

  3.1. Definition. Subject to the terms of this Section, a "Stock Appreciation Right" granted under the Plan entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (b) a specified price designated at the time the Stock Appreciation Right is granted or, if granted in tandem with an Option, the exercise price with respect to shares under the tandem Option.

  3.2. Eligibility. Subject to the provisions of the Plan, the Committee shall designate the Participants to whom Stock Appreciation Rights are to be granted under the Plan, shall determine the exercise price or a method by which the price shall be established with respect to each such Stock Appreciation Right and shall determine the number of shares of Stock on which each Stock Appreciation Right is based. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously-granted Option or not in connection with an Option. If a Stock Appreciation Right is granted in connection with an Option then, in the discretion of the Committee, the Stock Appreciation Right may, but need not, be granted in tandem with the Option.

  3.3. Exercise. The exercise of Stock Appreciation Rights shall be subject to the following:

    (a) If a Stock Appreciation Right is not in tandem with an Option, then the Stock Appreciation Right shall be exercisable in accordance with the terms established by the Committee in connection with such rights; and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Stock Appreciation Rights or achievement of objectives relating to Stock ownership by the Participant. The Committee, in its sole discretion, may accelerate the vesting of any Stock Appreciation Right under circumstances designated by it at the time the Stock Appreciation Right is granted or thereafter. No Stock Appreciation Right subject to this paragraph may be exercised by a Participant after the Expiration Date (as defined in subsection 3.6) applicable to that Stock Appreciation Right.

    (b) If a Stock Appreciation Right is in tandem with an Option, then the Stock Appreciation Right shall be exercisable at the time the tandem Option is exercisable. The exercise of a Stock Appreciation Right will result in the surrender of the corresponding rights under the tandem Option.

  3.4. Settlement of Award. Upon the exercise of a Stock Appreciation Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash or in a combination thereof, in the discretion of the Committee.

  3.5. Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of a Stock Appreciation Right as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, ownership of Stock by the Participant and such other factors as the Committee determines to be appropriate.

  3.6. Expiration Date. If a Stock Appreciation Right is in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the Expiration Date for the related Option. If a Stock Appreciation Right is not in tandem with an Option, then the "Expiration Date" for the Stock Appreciation Right shall be the date established as the Expiration Date by the Committee; provided, however, that subject to the following provisions of this subsection, the Expiration Date with respect to any Stock Appreciation Right shall not be later than the earliest to occur of:

    (a) the ten-year anniversary of the date on which the Stock Appreciation Right is granted;

    (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

    (c) if the Participant's Date of Termination occurs by reason of Retirement, the three-year anniversary of such Date of Termination; or

    (d) if the Participant's Date of Termination occurs by reason other than Retirement, death or Disability, the three-month anniversary of such Date of Termination.

                                   SECTION 4

                                 STOCK AWARDS

  4.1. Definition. Subject to the terms of this Section, a Stock Award under the Plan is a grant of shares of Stock to a Participant, the earning, vesting or distribution of which is subject to one or more conditions established by the Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Stock Award is granted, or the date the Stock is earned by, vested in or delivered to the Participant. If the vesting of Stock Awards is subject to conditions occurring after the date of grant, the period beginning on the date of grant of a Stock Award and ending on the vesting or forfeiture of such Stock (as applicable) is referred to as the "Restricted Period". Stock Awards may provide for delivery of the shares of Stock at the time of grant or may provide for a deferred delivery date. A Stock Award may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company and may, but need not, be in lieu of cash otherwise awardable under such program.

  4.2. Eligibility. The Committee shall designate the Participants to whom Stock Awards are to be granted and the number of shares of Stock that are subject to each such Award.

  4.3. Terms and Conditions of Awards. Stock Awards granted to Participants under the Plan shall be subject to the following terms and conditions:

    (a) Beginning on the date of grant (or, if later, the date of distribution) of shares of Stock comprising a Stock Award, and including any applicable Restricted Period, the Participant as owner of such shares shall have the right to vote such shares.

    (b) Payment of dividends with respect to Stock Awards shall be subject to the following:

      (i) On and after date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, and the shares have been distributed to the Participant, the Participant shall have all dividend rights (and other rights) of a stockholder with respect to such shares.

      (ii) Prior to the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, the Committee, in its sole discretion, may award Dividend Rights with respect to such shares.

      (iii) On and after the date that a Participant has a fully earned and vested right to the shares comprising a Stock Award, but before the shares have been distributed to the Participant, the Participant shall be entitled to Dividend Rights with respect to such shares, at the time and in the form determined by the Committee.

      (iv) A "Dividend Right" with respect to shares comprising a Stock Award shall entitle the Participant, as of each dividend payment date, to an amount equal to the dividends payable with respect to a share of Stock multiplied by the number of such shares. Dividend Rights shall be settled in cash or in shares of Stock, as determined by the Committee, shall be payable at the time and in the form determined by the Committee and shall be subject to such other terms and conditions as the Committee may determine.

                                   SECTION 5

                            STOCK PURCHASE PROGRAM

  5.1. Purchase of Stock. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee; provided, however, that with respect to shares of Stock purchased under a program that does not result in an award of matching shares (as provided in subsection 5.2), the purchase price may not be less than 50% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

  5.2. Matching Shares. Except as otherwise provided in subsection 5.1, any Stock purchase program established by the Committee under this Section may provide for the award of matching shares of Stock.

  5.3. Restrictions on Shares. The Committee may impose such restrictions with respect to shares purchased under subsection 5.1, or matching shares awarded pursuant to subsection 5.2, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 4.

                                   SECTION 6

                               PERFORMANCE UNITS

  6.1. Definition. Subject to the terms of this Section, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the performance measures established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

  6.2. Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted and the number of units subject to each such Award.

  6.3. Terms and Conditions of Awards. For each Participant, the Committee will determine the value of units, which may be stated either in cash or in units representing shares of Stock; the performance measures used for determining whether the Performance Units are earned; the Performance Period during which the performance measures will apply; the relationship between the level of achievement of the performance measures and the degree to which Performance Units are earned; whether, during or after the Performance Period, any revision to the performance measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period; and the number of earned Performance Units that will be paid in cash and the number of earned Performance Units to be paid in shares of Stock.

  6.4. Settlement. Settlement of Performance Units shall be subject to the following:

    (a) The Committee will compare the actual performance to the performance measures established for the Performance Period and determine the number of units as to which settlement is to be made, and the value of such units.

    (b) Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two and distributed in a lump sum or installments, as determined by the Committee.

      (i) For Performance Units stated in units representing shares of Stock when granted, either one share of Stock will be distributed for each unit earned or cash will be distributed for each unit earned equal to either (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

      (ii) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value or shares of Stock will be distributed based on the cash value of the units earned divided by (A) the Fair Market Value of a share of Stock at the end of the Performance Period or (B) the average Stock value over a period determined by the Committee.

    (c) Shares of Stock distributed in settlement of the units shall be subject to such vesting requirements and other conditions, if any, as the Committee shall determine. Such vesting restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Stock Awards under Section 4.

  6.5. Termination during Performance Period. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 7

                         OPERATION AND ADMINISTRATION

  7.1. Effective Date. The Plan shall be effective as of the date it is adopted by the Board of Directors of the Company (the "Board"); provided, however, that Awards granted under the Plan prior to its approval by stockholders will be contingent on approval of the Plan by the Company's stockholders. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any shares of Stock awarded under it are outstanding and not fully vested; provided, however, that no new Awards shall be made under the Plan on or after the tenth anniversary of the date on which the Plan is adopted by the Board.

  7.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 7.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 4,000,000 shares in the aggregate. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available under the Plan.

  7.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or Stock Appreciation Right under the Plan to the extent that the sum of:

    (a) the number of shares of Stock subject to such Award;

    (b) the number of shares of Stock subject to all other prior Awards of Options and Stock Appreciation Rights under the Plan during the one-year period ending on the date of the Award; and

    (c) the number of shares of Stock subject to all other prior stock options and stock appreciation rights granted to the Participant under other plans or arrangements of the Company and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of subsection 7.4, a Participant's "Individual Limit" shall be 500,000 shares.

  7.4. Adjustments to Shares.

    (a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan;
  (ii) the number of shares available under any individual or other limits;
  (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

    (b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the stockholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its stockholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the stockholders of the Company in respect of such shares, subject to the following:

      (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

      (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

      (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

    (c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph, then, with respect to any affected Participant, either:

      (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

      (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

    The foregoing provisions of this paragraph shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

    (d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

    (e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

    (f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

    (g) Awards under the Plan are subject to adjustment under this subsection only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the

  Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

  7.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

    (b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

    (c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

  7.6. Liability for Cash Payments. Subject to the provisions of this Section, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the service rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

  7.7. Performance-Based Compensation. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements including, without limitation:

    (a) The establishment of performance goals that must be satisfied prior to the payment or distribution of benefits under such Awards.

    (b) The submission of such Awards and performance goals to the Company's stockholders for approval and making the receipt of benefits under such Awards contingent on receipt of such approval.

    (c) Providing that no payment or distribution be made under such Awards unless the Committee certifies that the goals and the applicable terms of the Plan and Agreement reflecting the Awards have been satisfied.

To the extent that the Committee determines that the foregoing requirements relating to Performance-Based Compensation do not apply to Awards under the Plan because the Awards constitute Options or Stock Appreciation Rights, the Committee may, at the time the Award is granted, conform the Awards to alternative methods of satisfying the requirements applicable to Performance-Based Compensation.

  7.8. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns or to which a Participant is otherwise entitled under the Plan.

  7.9. Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection, the Committee may permit

Awards under the Plan to be transferred to or for the benefit of the Participant's family (including, without limitation, to a trust for the benefit of a Participant's family), subject to such limits as the Committee may establish. In no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

  7.10. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

  7.11. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

  7.12. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

  7.13. Limitation of Implied Rights.

    (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company and any Related Company. Nothing contained in the Plan shall constitute a guarantee by the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

    (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights and shares of Stock are registered in his name.

  7.14. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

  7.15. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

  7.16. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 8

                                   COMMITTEE

  8.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 8.

  8.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Securities Exchange Act of 1934.

  8.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

    (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

    (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

    (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

    (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award.

  8.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

  8.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

  8.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 9

                               CHANGE IN CONTROL

  Except as otherwise provided in the Plan or in the agreement reflecting the applicable Award, ten days prior to the occurrence of a Change in Control (i) all outstanding Options and Stock Appreciation Rights shall become immediately exercisable, (ii) all shares of Restricted Stock and Performance Stock shall become fully vested, (iii) all vesting restrictions imposed under subsection
6.3 (relating to restrictions on shares purchased by Participants and matching shares) shall cease to apply, and (iv) Performance Units may be paid out in such manner and amounts as determined by the Committee; provided, however, such vesting, lapse of restrictions and payments shall be contingent upon the consummation of the Change in Control. For purposes of the Plan, a "Change in Control" shall be deemed to occur on the earliest of the existence of one of the following events:

    (a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Corporation, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

    (b) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of the Company (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

    (c) approval by the Company's shareholders of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or of a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

                                  SECTION 10

                           AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 7.4 (relating to certain adjustments to shares), no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under any Award made under the Plan prior to the date such amendment is adopted by the Board.

                                  APPENDIX A

                        AWARDS TO NONEMPLOYEE DIRECTORS

  1. Eligible Directors. Each director of the Company who is not an employee of the Company or Related Company and who does not own stock possessing more than 3% of the total combined voting power of all classes of stock of the Company (a "Nonemployee Director") shall be eligible for awards under this Appendix A.

  2. Option Award. Each individual who is a Nonemployee Director upon his or her initial election or appointment to the Board shall be awarded an Option to purchase 20,000 shares of Stock upon such initial election or appointment (an "Initial Option"). Thereafter, on each subsequent anniversary of such election or appointment, if the Nonemployee Director is then a member of the Board, the Nonemployee Director shall be awarded an Option to purchase 10,000 shares of Stock (an "Annual Option"). Nonemployee Directors who were first appointed to the Board prior to the effective date of this Plan and received an Initial Option under the Pacific Gateway Exchange, Inc. 1995 Stock Option Plan (the "1995 Plan") shall be eligible for Annual Options under this Plan on the anniversary of the Initial Option awarded under the 1995 Plan, to the extent that the Company determines that Annual Awards will no longer be made under the 1995 Plan.

  3. Exercise Price. The exercise price per share with respect to an Option awarded under this Appendix A shall be the Fair Market Value of a share of Stock on the date such Option is awarded.

  4. Vesting. Each Option granted under this Appendix A shall become exercisable with respect to 25% of the shares awarded on the first anniversary of the grant date, and with respect to an additional 25% of the shares awarded on each subsequent anniversary of the grant date. All outstanding Options awarded under this Appendix A shall become immediately exercisable upon a Change in Control of the Company.

  5. Expiration. The Expiration Date with respect to any Option awarded under this Appendix A shall be the earliest to occur of:

    (a) the ten-year anniversary of the date on which the Option is granted;

    (b) if the Nonemployee Director's service on the Board terminates by reason of death or Disability, the one-year anniversary of such termination of service;

    (c) if the Nonemployee Director's service on the Board terminates for any reason other than death or Disability, the three-month anniversary of such termination of service.

  6. Other Terms and Conditions. Except as provided in this Appendix A, the Option shall be subject to all of the terms and conditions of the Plan.

                         PACIFIC GATEWAY EXCHANGE, INC.               1997 PROXY
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 16, 1997

LOGO      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints Howard A. Neckowitz and Gail E. Granton, and each of them, as proxies with full power of substitution, to vote all shares of common stock which the undersigned has power to vote at the annual meeting of stockholders (the "Annual Meeting") of Pacific Gateway Exchange, Inc. (the "Company") to be held on May 16, 1997 at 10:00 a.m., pacific time, at the San Francisco Airport Marriott, 1800 Old Bayshore Highway, Burlingame, California 94010, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 THROUGH 6
NOTE:PLEASE COMPLETE SECTIONS 1(A)--(D) TO ELECT DIRECTORS WITH STAGGERED TERMS IF ITEM 3 IS APPROVED OR OTHERWISE TO ELECT DIRECTORS FOR ONE A YEAR TERM. 1.(a)Election of the following directors to serve as Class I directors for a term expiring at the 1998 annual meeting, contingent upon stockholders' approval of item 3.
  CHARLES M. DALFEN   BARRY J. VOLANTE
  [_] FOR all listed nominees    [_] WITHHOLD AUTHORITY to vote for all
  listed nominees
  [_] LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
  (b)Election of the following directors to serve as Class II directors for a term expiring at the 1999 annual meeting, contingent upon stockholders' approval of item 3.
  GAIL E. GRANTON   JAMES J. JUNEWICZ
  [_] FOR all listed nominees   [_] WITHHOLD AUTHORITY to vote for all listed
  nominees
  [_] LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
  (c)Election of the following director to serve as a Class III director for a term expiring at the 2000 annual meeting, contingent upon stockholders' approval of item 3.
  HOWARD A. NECKOWITZ
  [_] FOR all listed nominees    [_] WITHHOLD AUTHORITY to vote for all
  listed nominees
  [_] LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
            (Continued, and to be signed and dated on reverse side)
                          (Continued from other side)
  (d)Election of the following directors to serve for a one-year term expiring at the 1998 annual meeting if the stockholders do not approve item 3.
  HOWARD A. NECKOWITZ; GAIL E. GRANTON; CHARLES M. DALFEN; JAMES J. JUNEWICZ; BARRY J. VOLANTE
  [_] FOR all listed nominees    [_] WITHHOLD AUTHORITY to vote for all
  listed nominees
  [_] LISTED NOMINEES except the following: (Instruction: To withhold authority to vote for any individual nominee, write the name of such nominee(s) on the line below.)

--------------------------------------------------------------------------------
2. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, from Twenty Five Million (25,000,000) shares to Fifty Million (50,000,000) shares and to increase the number of authorized shares of preferred stock from One Million (1,000,000) shares to Five Million (5,000,000) shares.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
3. Approval of an amendment to the Company's Certificate of Incorporation to provide for the division of the Board of Directors into classes of directors with staggered terms.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
4. Approval of an amendment to the Company's Certificate of Incorporation to require all stockholder action to be taken at a meeting of stockholders.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
                                           5. Approval of the Company's Long-
                                           Term Incentive Plan.
                                          [_] FOR    [_] AGAINST    [_] ABSTAIN
                                           6. Approval of the selection of
                                           Coopers & Lybrand L.L.P. as the
                                           Company's independent auditors for
                                           the fiscal year ending December 31,
                                           1997.
                                          [_] FOR    [_] AGAINST    [_] ABSTAIN
                                           7. Transaction of such other
                                           business as may properly come
                                           before the Annual Meeting or any
                                           adjournment thereof.
                                           THIS PROXY WILL BE VOTED AS
                                           DIRECTED. IF NO DIRECTION IS MADE,
                                           IT WILL BE VOTED "FOR" ITEMS 1
                                           THROUGH 6.

                                                         Dated __________, 1997
                                           ------------------------------------
                                           Signature(s) of Stockholder(s)
                                           ------------------------------------
                                           Signature if held jointly
                                           PLEASE SIGN exactly as name appears
                                           above. Joint owners should each
                                           sign. Executors, administrators,
                                           trustees, etc. should so indicate
                                           when signing. If signer is a
                                           corporation, please sign full name
                                           by duly authorized officer.